EXHIBIT 4.1

                        FORM OF COMMON STOCK CERTIFICATE
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                           SEE LEGEND ON REVERSE SIDE

NUMBER                              [EMBLEM]                              SHARES
[EMBLEM]                                                                [EMBLEM]

INCORPORATED UNDER THE LAWS                                OF THE STATE OF MAINE

                       MERRILL MERCHANTS BANCSHARES, INC.

    Authorized Capital Stock 4,000,000 Common Shares of $1.00 par value each

     This Certifies That _______________________ is the owner of _________________ fully paid and non-assessable SHARES OF THE CAPITAL STOCK OF MERRILL MERCHANTS BANCSHARES, INC., transferable on the books of the Corporation in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and sealed with the Seal of the Corporation this ___________ day of _____, A.D. 19___.


/s/ Perry B. Hansen                                /s/ Edwin N. Clift
    ---------------                                    -------------------------
    Perry B. Hansen  Secretary                         Edwin N. Clift  President


     For Value Received, ___________ hereby sell, assign and transfer unto _____________ _______________ Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint _____________________ Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

     Dated: ________________ 19 ___________
            In presence of

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